Exhibit 10.3

EXECUTION VERSION

AMENDED AND RESTATED

SENIOR MANAGEMENT AGREEMENT

THIS AMENDED AND RESTATED SENIOR MANAGEMENT AGREEMENT (this “Agreement”) is made as of August 4, 2015, by and among Maravai Life Sciences Holdings, LLC, a Delaware limited liability company (the “Company”), Maravai Life Sciences, Inc. a Delaware corporation (“Employer”) and Eric Tardif (“Executive”). Capitalized terms used but not otherwise defined herein shall have the meanings set forth in Section 10 of this Agreement, or if not defined herein, the meanings in the LLC Agreement.

This Agreement amends, restates and supersedes in its entirety that certain Senior Management Agreement, dated as of March 18, 2014 (the “Prior Agreement”), by and among the Company, Employer, Executive and The Eric Tardif and Tanya M. Kovacik Family Trust, dated June 2, 2010 (“Tardif Trust” and, together with Executive, each a “Tardif Party” and collectively, the “Tardif Parties”).

The Company, Employer, Executive and Tardif Trust desire to amend and restate the Prior Agreement as set forth herein in order to govern the terms of the Executive Capital Units (as defined below) and the Executive Incentive Units (as defined below) acquired by Executive and issued by the Company pursuant to the Prior Agreement, as well as to modify certain terms and conditions pursuant to which Employer will employ Executive.

The Company, Employer and Executive also mutually desire to enter into an agreement containing the terms and conditions pursuant to which Employer will employ Executive.

The execution and delivery of this Agreement by the Company and Executive was a condition to the purchase of Common Units by the Investors pursuant to the Unit Purchase Agreement. Certain provisions of this Agreement are intended for the benefit of, and will be enforceable by, the Investors.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

PROVISIONS RELATING TO EXECUTIVE SECURITIES

1.	Purchase and Sale of Executive Securities.

(a)    Initial Closing. Upon execution of the Prior Agreement, (the “Closing”), (i) Tardif Trust purchased from the Company, and the Company sold to Tardif Trust, 8,421 of the Company’s Capital Units (the “Executive Capital Units”) at a price of $0.05937259 per Unit and (ii) the Company issued and granted to Tardif Trust, on behalf of Executive, 250,000 of the Company’s Incentive Units (the “Executive Incentive Units”) at no cost per Unit. Such Executive Incentive Units are designated Series 1 Incentive Units and are subject to the vesting requirements described herein. Each Executive Incentive Unit had an initial Capital Contribution for such Executive Incentive Unit equal to zero and an initial Participation Threshold of $0.05937259. The Participation Threshold with respect to each Executive Incentive Unit is subject to adjustment from time to time as set forth in the LLC Agreement. The Company has delivered to the applicable Tardif Parties a copy of the certificate(s) representing such Executive Securities, and Tardif Trust will has delivered to the Company a cashier’s or certified check or wire transfer of immediately available funds in an aggregate amount equal to $499.98, as payment for the Executive Securities and each of the Tardif Parties has delivered to the Company (x) an executed counterpart signature page to each of the Securityholders Agreement and the Registration Agreement as an “Executive” thereunder, and (y) an executed counterpart signature page to the LLC Agreement. Both the Executive Capital Units and Executive Incentive Units are Common Units. Concurrently with the execution of this Agreement, the Company, Executive and Tardif Trust agree to enter into such documentation as is necessary or advisable in order to evidence the irrevocable transfer and assignment of the Executive Capital Units and Executive Incentive Units from Tardif Trust to Executive. From and after the date hereof, upon execution of such transfer documentation, Executive shall be, and shall be deemed to be, the holder and acquirer of the Executive Capital Units and Executive Incentive Units and shall have all rights, benefits and obligations with respect thereto pursuant to this Agreement, the LLC Agreement, the Registration Agreement, the Securityholders Agreement and any other agreement by and between the Company and its equityholders; provided that, for the avoidance of doubt, Executive shall be liable for any claims, losses or liabilities arising out of the breach of this Agreement, the Securityholders Agreement, the LLC Agreement, the Registration Agreement and any other agreement between Tardif Trust and the Company, the Employee or the Investors by Tardif Trust prior to the date hereof.

(b)    Subsequent Closings. If, from time to time after the Closing, the Investors make subsequent Capital Contributions to the Company in respect of Common Units acquired by the Investors pursuant to the Unit Purchase Agreement (each such subsequent Capital Contribution, a “Subsequent Contribution”), Executive will, concurrently with each such Subsequent Contribution, make an additional Capital Contribution to the Company in respect of the Executive Capital Units, by wire transfer of funds or certified or cashier’s check, in an amount equal to (A) $300,000, multiplied by (B) a fraction (x) the numerator of which will be the Capital Contributions to the Company to be made by the Investors in respect of Common Units in connection with such Subsequent Contribution and (y) the denominator of which will be $300,000,000; provided, that in no event shall the aggregate amount of all Capital Contributions to the Company made by Executive hereunder (including at the Closing and pursuant to this Section 1(b)) exceed $300,000. In connection with any such Subsequent Contribution pursuant to this Section 1(b), the Company will update the Unit Ledger to the LLC Agreement to reflect such additional Capital Contribution. To the extent that, after the date hereof, any Person (other than any Investor) assumes or otherwise agrees to perform all or part of the obligations of the Investors under Section 1(b)(ii) of the Unit Purchase Agreement, any Capital Contribution made by such Person in connection with a Subsequent Contribution shall be treated as having been made by the Investors for purposes of this Section 1(b).

(c)    83(b) Election. Within 30 days after the acquisition of Executive Securities at the Initial Closing, each of the Tardif Parties made an effective election (an “83(b) Election”) with the Internal Revenue Service under Section 83(b) of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder in the form of Exhibit A attached hereto.

(d)    Certificates. Until released upon the occurrence of a Sale of the Company, all certificates evidencing Executive Securities shall be held, subject to the other terms of this Agreement and the Securityholders Agreement, by the Company for the benefit of Executive and the other holder(s) of Executive Securities. Upon the occurrence of a Sale of the Company, subject to the provisions of the LLC Agreement (including Section 12.1 thereof), the Company will return all certificates in its possession evidencing Executive Securities to the record holders thereof or, subject to Section 1(g), to the appropriate acquirer thereof.

(e)    Representations and Warranties. In connection with the purchase, sale and subsequent acquisition of the Executive Securities and any additional Capital Contribution made by Executive, Executive warrants to the Company and Employer that:

(i)        Executive possesses all requisite capacity, power and authority to enter into and perform his or its obligations under this Agreement;

(ii)       this Agreement constitutes the legal, valid and binding obligation of each Tardif Party, enforceable in accordance with its terms, and the execution, delivery and performance of this Agreement by Executive does not and will not conflict with, violate or cause a breach of any agreement, contract or instrument to which any Tardif Party is a party or any judgment, order or decree to which any Tardif Party is subject;

(iii)      except as set forth on Exhibit B attached hereto, Executive is not a party to, or bound by, any other employment agreement, consulting agreement, noncompete agreement, non-solicitation agreement or confidentiality agreement or any other agreement which could impair or interfere with Executive’s obligations hereunder;

(iv)      Executive hereby acknowledges and agrees that (A) there is no current public market for the Executive Securities, none is expected to develop and the Executive Securities are subject to substantial restrictions on transferability, and (B) as a result of such matters and other factors, the Executive Securities are difficult to value;

(v)       Executive Securities to be acquired by Executive pursuant to this Agreement will be acquired for Executive’s own account and not with a view to, or intention of, distribution thereof in violation of the Securities Act, or any applicable state securities laws, and the Executive Securities will not be disposed of in contravention of the Securities Act or any applicable state securities laws;

(vi)      Executive is an “accredited investor” within the meaning of Rule 501 of Regulation D of the Securities and Exchange Commission, is sophisticated in financial matters and is able to evaluate the risks and benefits of the investment in the Executive Securities and Executive is an executive officer of the Company and/or Employer;

(vii)     Executive is able to bear the economic risk of his investment in the Executive Securities for an indefinite period of time because the Executive Securities have not been registered under the Securities Act or applicable state securities laws and are subject to substantial restrictions on Transfer set forth herein and in the LLC Agreement, and, therefore, cannot be sold unless subsequently registered under the

Securities Act and applicable state securities laws, or an exemption from such registration is available, and in compliance with such restrictions on Transfer;

(viii)    Executive has had an opportunity to ask questions and receive answers concerning the terms and conditions of the Transaction Documents (in particular, with respect to the distribution provisions set forth in the LLC Agreement) and the offering of Executive Securities and has had full and free access and opportunity to inspect, review, examine and inquire about all financial and other information concerning the Company and Employer as he has or it has requested;

(ix)      Executive understands and agrees that (A) the investment in the Company involves a high degree of risk, (B) in the future the Executive Securities may significantly increase or decrease in value, and (C) no guarantees or representations have been made or can be made with respect to the future value of the Executive Securities or the future profitability or success of the Company;

(x)       Executive acknowledges and agrees that (A) the Company and its Subsidiaries may incur in the future a substantial amount of senior or other indebtedness and (B) there may be additional issuances of Common Units or other Equity Securities after the date hereof and the equity interests of Executive may be diluted in connection with any such issuance, subject to the terms of the LLC Agreement and the Securityholders Agreement;

(xi)      Executive has had an opportunity to consult with his own tax counsel as to the U.S. federal, state, local and foreign tax consequences of the transactions contemplated by the Transaction Documents and independent legal counsel regarding his rights and obligations under the Transaction Documents and fully understands the terms and conditions contained herein and therein. Executive is not relying on the Company or Employer or any of their or their Subsidiaries’ or Affiliates’ employees, agents or representatives with respect to the legal, tax, economic, and related considerations of an investment in the Executive Securities; and

(xii)     Executive is a resident of the State set forth in Executive’s address for notices in Section 11 hereof.

(f)    ‘Executive Acknowledgment. As an inducement to the Company to issue the Executive Securities to Executive, and as a condition thereto, Executive acknowledges and agrees that neither the issuance of the Executive Securities to Executive nor any provision contained in this Agreement shall entitle Executive to remain in the employment of the Company, Employer or their respective Subsidiaries or affect the right of the Company, Employer or their respective Subsidiaries to terminate Executive’s employment at any time for any reason, subject to Section 7.

(g)    Security Powers. Concurrently with the execution of this Agreement, Executive shall each in blank ten security transfer powers in the form of Exhibit C-1 and Exhibit C-2, respectively, attached hereto (the “Security Powers”) with respect to the Executive Securities and shall deliver such Security Powers to the Company. The Security Powers shall authorize the Company to assign, Transfer and deliver the Executive Securities to the appropriate acquiror thereof pursuant to Section 3 below or Section 8.2 of the LLC Agreement and under no other circumstances.

(h)    Spousal Consent. Concurrently with the execution of this Agreement, if Executive is lawfully married, Executive’s spouse shall execute the Consent in the form of Exhibit D attached hereto.

(i)    Certain Covenant. Executive acknowledges that he has not breached, and that he will continue to fully comply with, the covenants referenced on Exhibit B attached hereto and set forth in Exhibit E attached hereto.

2.     Vesting of Executive Securities.

(a)    Executive Capital Units. The Executive Capital Units shall be vested upon the purchase pursuant to Section 1(a). The Executive Incentive Units shall be subject to vesting in the manner specified in this Section 2. 200,000 of the Executive Incentive Units shall be “Time-Vesting Executive Incentive Units” and 50,000 of the Executive Incentive Units shall be “Performance-Vesting Executive Incentive Units.”

(b)    Executive Incentive Units.

(i)    Time-Vesting Executive Incentive Units. Except as otherwise provided in this Section 2, the Time-Vesting Executive Incentive Units shall become vested as follows: (A) up to 20% of the Time-Vesting Executive Incentive Units shall become vested as of the date of the consummation of the Base Acquisition, determined by multiplying 20% by a fraction, the numerator of which is the number of whole months elapsed from the date of the Prior Agreement through the date of the consummation of the Base Acquisition and the denominator of which is twelve (12); provided, that in no event shall the amount of Time-Vesting Executive Incentive Units which shall vest in accordance with this Section 2(b)(i) exceed 20%; and (B) the remaining portion of the Time-Vesting Executive Incentive Units shall vest ratably on each of the first, second, third, fourth and fifth anniversaries of the date on which the Base Acquisition is consummated, which shall be set forth on Schedule I upon the consummation of the Base Acquisition (such that the Time-Vesting Executive Incentive Units shall become 100% vested on the fifth anniversary of the consummation of the Base Acquisition), if as of each such date Executive is, and since the Closing continuously has been, employed by the Company, Employer or any of their respective Subsidiaries. For the avoidance of doubt, if Executive ceases to be employed by any of Employer and its Subsidiaries prior to the date on which the Base Acquisition is consummated, none of the Executive Incentive Units shall be deemed vested.

(ii)    Performance-Vesting Executive Incentive Units. The Performance-Vesting Executive Incentive Units shall become 100% vested on the date on which both, (A) the Investors achieve a Target Multiple of at least 3.0; and (B) the Investors achieve an Investor IRR of at least 25%; if, as of such date, Executive is, and since the Closing continuously has been, employed by the Company, Employer or any of their respective Subsidiaries. The Board shall reasonably determine in good faith what amount of the

Performance-Vesting Executive Incentive Units have vested pursuant to this Section 2(b)(ii)

(c)    Sale of the Company. Upon the occurrence of a Sale of the Company, all Time-Vesting Executive Incentive Units which have not yet become vested shall become vested as of the date of consummation of such Sale of the Company, if, as of such date, Executive has been continuously employed by the Company or any of its Subsidiaries from the date of this Agreement through and including such date, subject to the provisions of this Section 2(c). Upon the occurrence of a Sale of the Company, any Performance-Vesting Executive Incentive Units (whether held by Executive or one or more of his transferees, other than the Company and the Investors) which fail to vest as result of such Sale of the Company will automatically (without any action by any Executive or any of his transferees) be forfeited to the Company and deemed canceled and no longer outstanding without any payment therefor upon the consummation of such Sale of the Company. Notwithstanding the foregoing or anything herein or in the LLC Agreement to the contrary (and in addition to any requirements therein), in the case of a Sale of the Company, Executive hereby agrees that, if the Person who is acquiring the equity securities or assets of the Company resulting in such Sale of the Company (the “Acquiror”) reasonably requests that Executive continue to provide any services to the Acquiror, the Company, Employer or any of their respective Affiliates from and after the consummation of the Sale of the Company (whether as a full-time employee, consultant or otherwise) that are within the scope of services provided by Executive during the Employment Period in exchange for a base salary (or equivalent base compensation), bonus opportunity and fringe benefits (collectively, the “Post-Sale Compensation”) that are no less favorable to Executive in the aggregate than the Annual Base Salary, bonus opportunity, and fringe benefits provided to Executive by Employer immediately prior to such Sale of the Company (excluding any equity or other incentive compensation), then the Continuing Incentive Amount shall be handled as follows (in lieu of being paid to Executive and/or his Permitted Transferee(s)):

(i)     if Executive declines to provide such requested services, the Continuing Incentive Amount shall be distributed pursuant to Section 4.1(a) of the LLC Agreement to the holders of Capital Units (excluding, for these purposes, all Restricted Units which are subject to an applicable limitation), and, thereafter, neither Executive nor his Permitted Transferee(s) shall have any rights in respect of or other claims on such amounts (other than their status as a holder of Capital Units); or

(ii)    if Executive agrees to provide such requested services, the Continuing Incentive Amount shall be deposited into an escrow account with an escrow agent designated by the Company, and the Continuing Incentive Amount shall be handled as follows:

(A)     if Executive provides such requested services from and after consummation of the Sale of the Company through the earliest of (w) the date on which Acquiror reduces Executive’s Post-Sale Compensation below the Annual Base Salary, bonus opportunity, and fringe benefits provided to Executive by Employer immediately prior to such Sale of the Company (excluding any equity or other incentive compensation), (x) the date on which the Acquiror terminates such services (other than with Cause), (y) Executive’s death or

Disability, or (z) the six (6)-month anniversary of the consummation of the Sale of the Company (the earliest of (w), (x), (y) and (z), the “Final Vesting Date”), then the Continuing Incentive Amount, together with any income earned thereon, shall be released to Executive and/or his Permitted Transferee(s), as applicable, within five (5) business days after the Final Vesting Date; or

(B)    if Executive fails to provide such requested services from and after the consummation of the Sale of the Company through the Final Vesting Date, then the Continuing Incentive Amount, together with any income earned thereon, shall be distributed as a Distribution under Section 4.1(a) of the LLC Agreement to the holders of Capital Units (excluding, for these purposes, all Restricted Units which are subject to an applicable limitation), and, thereafter, neither Executive nor his Permitted Transferee(s) shall have any rights in respect of or other claims on such amounts (other than their status as a holder of Capital Units).

(iii)    For purposes of this Agreement, “Continuing Incentive Amount” means 25% of all consideration to which Executive and, to the extent necessary, his Permitted Transferee(s) are otherwise entitled in connection with such Sale of the Company in respect of the Executive Incentive Units.

(d)    All Executive Incentive Units which have become vested hereunder, if any, are collectively referred to herein as the “Vested Incentive Units.” All Executive Incentive Units which have not become vested hereunder, if any, are collectively referred to herein as the “Unvested Incentive Units.”

3.     Forfeiture and Repurchase Option.

(a)    Forfeiture; Repurchase Option. In the event of a Separation, (i) all Unvested Incentive Units (whether held by Executive or one or more of his transferees, other than the Company and the Investors) automatically (without any action by Executive or any of his transferees) will be forfeited to the Company and deemed canceled and no longer outstanding without any payment therefor, and (ii) all Vested Incentive Units and Executive Capital Units (whether held by Executive or one or more of his transferees, other than the Company and the Investors) will be subject to a right of repurchase by the Company and the Investors pursuant to the terms and conditions in this Section 3 (the “Repurchase Option”). The Company may assign its repurchase rights set forth in this Section 3 to any Person; provided, that if there is a Subsidiary Public Offering and the securities of such Subsidiary are distributed to the members of the Company, then such Subsidiary will be treated as the Company for purposes of this Section 3 with respect to any repurchase of the securities of such Subsidiary. Notwithstanding anything to the contrary contained in this Agreement, if such Separation results from Employer’s termination of Executive’s employment with Cause, then all Executive Incentive Units (whether held by Executive or one or more of his transferees, other than the Company and the Investors) automatically (without any action by Executive or any of his transferees) will be forfeited to the Company and deemed canceled and no longer outstanding without any payment therefor pursuant to clause (i) of this Section 3(a).

(b)    Purchase Price. In the event of a Separation, the purchase price for each Vested Incentive Unit and Executive Capital Unit will be the Fair Market Value of such Unit; provided, that if such Separation results from Employer’s termination of Executive’s employment with Cause, then the purchase price for each Executive Capital Unit will be the lower of (i) the Original Cost of such Unit and (ii) the Fair Market Value of such Unit. The Fair Market Value of any Unit for purposes of this Section 3 shall be the Fair Market Value of such Unit as of the first date of delivery of the Repurchase Notice or Supplemental Repurchase Notice, as the case may be, pursuant to Section 3(c) or Section 3(d).

(c)    Repurchase Notice. The Company may elect to purchase all or any portion of the Executive Securities pursuant to this Section 3 by delivering written notice (the “Repurchase Notice”) to the holder or holders of such securities within seven months after the Separation. The Repurchase Notice will set forth the number of Executive Securities to be acquired from each holder, the aggregate consideration to be paid for such Units and the time and place for the closing of the transaction.

(d)    Supplemental Repurchase Notice. If for any reason the Company does not elect to purchase all of the Executive Securities (other than Unvested Incentive Units) pursuant to the Repurchase Option, the Investors shall be entitled to exercise the Repurchase Option for all or any portion of the Executive Securities (other than Unvested Incentive Units) which the Company has not elected to purchase (the “Available Securities”). As soon as practicable after the Company has determined that there will be Available Securities, but in any event before the date that is six months and one day after the Separation, the Company shall give written notice (the “Option Notice”) to the Investors setting forth the number of Available Securities and the purchase price for the Available Securities. The Investors may elect to purchase any or all of the Available Securities by giving written notice to the Company within seven months after the Separation. If the Investors elect to purchase an aggregate number of any class of Available Securities greater than the number of Available Securities of such class, the Available Securities of such class shall be allocated among the Investors based upon the number of Units of such class owned by each Investor. As soon as practicable, and in any event within ten days after the expiration of the seven-month period set forth above, the Company shall notify each holder of Executive Securities as to the number of Units of each class being purchased from such holder by the Investors (the “Supplemental Repurchase Notice”). At the time the Company delivers the Supplemental Repurchase Notice to the holder(s) of Executive Securities, the Company shall also deliver written notice to each Investor setting forth the number of Units of each class such Investor is entitled to purchase, the aggregate purchase price and the time and place of the closing of the transaction.

(e)    Closing of Repurchase. The closing of the purchase of the Executive Securities pursuant to the Repurchase Option shall take place on the date designated by the Company in the Repurchase Notice or Supplemental Repurchase Notice, which date shall not be more than one month nor less than five days after the delivery of the later of either such notice to be delivered. The Company will pay for the Executive Securities to be purchased by it pursuant to the Repurchase Option by first offsetting amounts outstanding under any bona fide debts owed by Executive to the Company or any of its Subsidiaries, and will pay the remainder of the purchase price by, at its option, (i) a check or wire transfer of funds, (ii) the issuance of a subordinated promissory note of the Company or a Subsidiary of the Company payable in up to three annual installments beginning on the first anniversary of the closing of such repurchase and bearing interest (payable quarterly) at a per annum rate equal to 8% (a “Repurchase Note”), (iii) the issuance in exchange for such securities of a number of a new class or series of Units or other Company Equity Securities that are senior to the other existing Units and bearing a yield of 8% per annum, compounded quarterly, or (iv) any combination of (i), (ii) and (iii) as the Board may elect in its discretion. In the event the Board elects to repurchase the Executive Securities through the issuance of a Repurchase Note, the Company hereby agrees that (x) it shall not make any Distributions pursuant to Section 4.1(a) of the LLC Agreement unless and until such Repurchase Note, including all interest accrued and unpaid thereon, is repaid in full and (y) in the event of a Sale of the Company, all obligations under the Repurchase Note shall automatically accelerate and become due and payable upon the consummation of such Sale of the Company. For the avoidance of doubt, nothing contained herein shall limit the Company’s ability to make Tax Distributions in accordance with Section 4.1(b) of the LLC Agreement. Each Investor will pay for the Executive Securities purchased by it by a check or wire transfer of funds. The Company and the Investors will be entitled to receive customary representations and warranties from the sellers regarding such sale and to require that all sellers’ signatures be guaranteed. Notwithstanding the foregoing, the Company may, at its option, effect repurchases as contemplated by Section 4.7 of the LLC Agreement.

(f)    Restrictions on Repurchase. Notwithstanding anything to the contrary contained in this Agreement, all repurchases of Executive Securities by the Company pursuant to the Repurchase Option and all payments of principal and interest on any promissory note issued pursuant to Section 3(e)(ii) shall be subject to applicable restrictions contained in the Delaware Limited Liability Company Act, the Delaware General Corporation Law or such other governing corporate or limited liability company law, and in the Company’s and its Subsidiaries’ debt and equity financing agreements. If any such restrictions prohibit (i) the repurchase of Executive Securities hereunder which the Company is otherwise entitled or required to make, (ii) dividends or other transfers of funds from one or more Subsidiaries to the Company to enable such repurchases or (iii) the payment of principal or interest required to be paid on any Repurchase Note issued pursuant to Section 3(e)(ii), then the Company (or the corporate successor to the Company, if applicable) may make such repurchases and may pay amounts due on such note as soon as it is permitted to make repurchases, pay such amounts or receive funds from Subsidiaries under such restrictions. The Company agrees to use commercially reasonable efforts to have payments of principal or interest on any Repurchase Note be permitted distributions pursuant to any debt or equity financing arrangement.

(g)    Revocation. If the Fair Market Value of the Executive Capital Units or Vested Incentive Units is finally determined to be an amount at least 10% greater than the per Unit repurchase price for such Unit of Executive Capital Units or Vested Incentive Units in the Repurchase Notice or in the Supplemental Repurchase Notice, each of the Company and the Investors shall have the right to revoke its exercise of the Repurchase Option for all or any portion of the Vested Incentive Units elected to be repurchased by it by delivering notice of such revocation in writing to the holders of the Executive Capital Units or Vested Incentive Units during the thirty-day period beginning on the date that the Company and/or the Investors are given written notice that the Fair Market Value of a Unit of the Executive Capital Units or Vested Incentive Units was finally determined to be an amount at least 10% greater than the per

Unit repurchase price for the Executive Capital Units or Vested Incentive Units set forth in the Repurchase Notice or in the Supplemental Repurchase Notice.

(h)    Default Event. Notwithstanding anything to the contrary contained in this Agreement, in addition to all other rights and remedies which might otherwise be available to the Company and the Investors at law or in equity, in the event Executive fails for any reason to make all or any portion of any Capital Contribution to the Company that Executive is required to make pursuant to Section 1(b) (a “Default Event”), upon such Default Event all of the Executive Capital Units originally issued to Executive (whether held by Executive or one or more of his transferees, other than the Company and Investors) shall be automatically deemed Restricted Units under the LLC Agreement and shall participate in Distributions with other Units pursuant to Section 4.1 of the LLC Agreement; provided, that the amount of Distributions received in respect of such Executive Capital Units shall not exceed an amount equal to the aggregate amount of all unreturned Capital Contributions made to the Company in respect of such Executive Capital Units plus a yield of 8% per annum, compounded quarterly, and any amounts that would have been received but for this proviso shall be distributed to Participating Common Units that are not Restricted Units in accordance with Section 4.1 of the LLC Agreement.

(i)    Certificates. Promptly upon the forfeiture of any Units pursuant to this Section 3 (whether held by Executive or one of his transferees, other than the Company and the Investors), Executive and his transferees shall return the certificates, if any, evidencing such Units to the Company and the Company shall mark as canceled all such certificates evidencing such forfeited Units.

(j)    Termination. The provisions of this Section 3 will terminate with respect to all Executive Securities upon the consummation of a Sale of the Company.

4.     Transfer Restrictions in a Public Sale; Legend.

(a)    Executive Transfers in a Public Sale. In addition to the restrictions on transfer set forth in the LLC Agreement, the Registration Agreement (including in Section 3 thereof) and any agreement executed pursuant thereto, a holder of Executive Securities may only sell Common Stock in a Public Sale if such Common Stock is vested and to the extent that, before and after giving effect to such sale, the Executive Cumulative Sale Percentage would be equal to or less than the Investor Cumulative Sale Percentage. Except as set forth in the prior sentence, the Executive Securities may not be Transferred in a Public Sale.

(b)    Legend. In addition to the legend(s) required by the LLC Agreement, each certificate evidencing the Executive Securities and each certificate issued in exchange for or upon the Transfer of any Executive Securities (if such securities remain Executive Securities as defined herein after such Transfer) shall be stamped or otherwise imprinted with a legend in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER, CERTAIN REPURCHASE OPTIONS, CERTAIN FORFEITURE PROVISIONS AND CERTAIN OTHER AGREEMENTS SET FORTH IN A SENIOR MANAGEMENT AGREEMENT BETWEEN THE

COMPANY AND AN EXECUTIVE OF THE COMPANY AND OTHER PARTIES, DATED AS OF MARCH 17, 2014, AS AMENDED. A COPY OF SUCH AGREEMENT MAY BE OBTAINED BY THE HOLDER HEREOF AT THE COMPANY’S PRINCIPAL PLACE OF BUSINESS WITHOUT CHARGE.”

The Company shall imprint such legend on certificates evidencing Executive Securities outstanding prior to the date hereof. The legend set forth above shall be removed from the certificates evidencing any securities which cease to be Executive Securities.

5.     Issuance of New Securities

(a)    Offer to Qualified Holders. If, after the date hereof, the Company authorizes the issuance or sale of any New Securities to any Investor, the Company shall, as provided in this Section 5, offer to sell to Executive his Pro Rata Allotment of such New Securities. Executive shall be entitled to purchase all or any portion of his Pro Rata Allotment of such New Securities on economic terms that are at least as favorable as the economic terms for such New Securities that are to be offered to the Investors; provided that if the Investors acquiring the New Securities are also required to purchase other securities of the Company, Executive shall also be required to purchase the same strip of securities (on at least as favorable economic terms and conditions) that the Investors are required to purchase. Any New Securities purchased by Executive pursuant to this Section 5 shall be deemed Executive Capital Units for the purposes of this Agreement. For purposes of this Section 5, “Pro Rata Allotment” shall mean the quotient determined by dividing (i) the number of Executive Capital Units (other than Restricted Units) held by Executive at such time, by (ii) the number of Capital Units (other than Restricted Units) then issued and outstanding at such time.

(b)    Issuance Notice. At least fifteen (15) days prior to any issuance by the Company of any New Securities to any Investor, the Company shall give written notice (each, an “Issuance Notice”) to Executive specifying in reasonable detail the total amount of New Securities to be issued, the purchase price thereof, the other material terms and conditions of the issuance and Executive’s Pro Rata Allotment of the New Securities. In order to exercise his purchase rights hereunder, Executive must, within ten (10) days after the Issuance Notice has been given, give written notice to the Company describing Executive’s election to purchase all or any portion of the amount of New Securities available for purchase by Executive. If after sending an Issuance Notice the Company elects not to proceed with the issuance or sale contemplated thereby, any elections made by Executive to participate in such offering shall be deemed rescinded.

(c)    Issuance Closing. The Company shall sell, and, in the event Executive elects to participate in such issuance, Executive shall purchase, the amount of New Securities determined pursuant to this Section 5 elected to be purchased by Executive at the Company headquarters’ office either, at the option of the Company, (i) on the 15th day after the Issuance Notice (or if such 15th day is not a business day, then on the next succeeding business day) or (ii) simultaneously with (and, if specified by the Company, as a part of) the closing of, the issuance of New Securities to the participating Investors (in each such instance, the “Issuance Closing”). At the Issuance Closing, Executive will pay the purchase price payable for the New Securities offered to Executive hereunder in cash by wire transfer of immediately available funds to an account designated by the Company and will make customary investment representations to the Company.

(d)    Alternative Process. Notwithstanding anything to the contrary herein, in lieu of offering any New Securities to Executive at the time such New Securities are offered to the Investors, the Company may comply with the provisions of this Section 5 by making an offer to sell to Executive such New Securities promptly, but in no event later than thirty (30) days, after a sale to the Investors is affected. In such event, for all purposes of this Section 5, the portion of such New Securities that Executive shall be entitled to purchase hereunder shall be determined by taking into consideration the actual amount of New Securities sold to the Investors so as to achieve the same economic effect as if such offer would have been made prior to such sale. In the event that Executive accepts such offer and agrees to purchase New Securities pursuant to this Section 5(d), the Investors and/or other Persons who initially acquired New Securities shall promptly, but within fifteen (15) days after a sale to Executive is effected, sell to the Company for a price per Unit equal to the original cost thereof (plus interest at a rate equal to 8% per annum (compounded quarterly) from the date such securities were initially acquired until the time such securities are repurchased pursuant to this Section 5(d)), the same number and class of Units purchased by Executive exercising his rights under this Section 5(d).

(e)    Termination. The provisions of this Section 5 will terminate upon the first to occur of (i) the consummation of a Sale of the Company and (ii) the consummation of a Public Offering.

(f)    Waiver. Executive expressly waives any similar rights or privileges provided in Section 2 of the Securityholders Agreement which Executive would otherwise be entitled to absent the provisions of this Section 5.

6.     Limited Information Rights. Notwithstanding Section 2.10 of the LLC Agreement, so long as Executive continuously holds Executive Capital Units or Executive Incentive Units, Executive shall be entitled to receive, upon Executive’s written request: (a) within ninety (90) days after the end of each Fiscal Year, consolidating and consolidated statements of income and cash flows of the Company and its Subsidiaries for such Fiscal Year, and consolidating and consolidated balance sheets of the Company and its Subsidiaries as of the end of such Fiscal Year; (b) a current list of the name and last known business, residence or mailing address of each Unitholder of the Company; and (c) a copy of the LLC Agreement and certificate of formation of the Company, and all amendments thereto.

PROVISIONS RELATING TO EMPLOYMENT

7.     Employment. Employer agrees to employ Executive, and Executive accepts such employment, for the period beginning on the date of the Prior Agreement and ending upon his separation pursuant to Section 5(c) (the “Employment Period”).

(a)    Position and Duties.

(i)    During the Employment Period, Executive shall serve as the President and Executive Vice-President - Corporate Development of the Company and Employer and shall have the normal duties, responsibilities and authority implied by such position, including, without limitation, the responsibilities associated with the business development, licensing, mergers and acquisitions and associated business activities of the Company, and such other activities as are reasonably directed by the Chief Executive Officer or the Board, subject in each case to the power of the Board and the board of directors of Employer to expand, limit or otherwise alter such duties, responsibilities, positions and authority and to otherwise override actions of officers.

(ii)    Executive shall report to the Chief Executive Officer, and Executive shall devote his best efforts and his full business time and attention to the business and affairs of the Company, Employer and the other Subsidiaries of the Company; provided, that during the Employment Period, Executive shall be entitled to (A) serve, with the prior written consent of the Board, on corporate, civic or charitable boards or committees, (B) deliver lectures and fulfill speaking engagements and (C) manage personal investments, so long as, with respect to clauses (B) and (C), such activities do not interfere substantially with the performance of Executive’s responsibilities to the Company or Employer under this Agreement.

(b)    Salary, Bonus and Benefits. Commencing on the date of the Prior Agreement and continuing until a Separation, Employer will pay Executive a base salary at a rate of $375,000 per annum (the “Annual Base Salary”). The Annual Base Salary shall be reviewed annually by the Board. For the fiscal year in which the Company consummates the Base Acquisition and for each fiscal year thereafter ending during the Employment Period, Executive shall be eligible for an annual bonus in an amount up to 75% of the Annual Base Salary, as determined by the Board based upon the performance of Executive and the achievement by the Company, Employer and the other Subsidiaries of the Company of financial, operating and other objectives set by the Board; provided, that with respect to the first fiscal year for which Executive is eligible for a bonus, such bonus shall be paid on a pro rata basis based upon that portion of the fiscal year that remained after the consummation of the Base Acquisition. In addition, during the Employment Period, Executive will be entitled to such other benefits as are approved by the Board and made generally available to all senior management of the Company and Employer.

(c)    Separation. The Employment Period will continue until (i) Executive’s resignation, death or Disability or (ii) the Board terminates Executive’s employment with or without Cause. If Executive’s employment is terminated after consummation of the Base Acquisition by resignation of Executive with Good Reason pursuant to clause (i) above or by the Board without Cause pursuant to clause (ii) above, then in either event during the one-year period commencing on the date of termination (the “Severance Period”), Employer shall pay to Executive during the period beginning on the date of the Separation and ending on the first anniversary of the Separation an aggregate amount equal to 100% of his Annual Base Salary, payable in equal installments on Employer’s regular salary payment dates as in effect on the date of the Separation (the “Severance Payments”). Notwithstanding the foregoing, in the event Executive resigns due to a Relocation Good Reason or if Executive’s employment is terminated by the Board without Cause prior to the consummation of the Base Acquisition (each, an “Alternate Separation”), including by the delivery of notice to Executive by the Board that the Board intends to terminate Executive without Cause prior to the consummation of the Base Acquisition (such notice, an “Alternate Separation Notice”), such Severance Payments shall instead be an aggregate amount equal to 50% of his Annual Base Salary, payable in equal installments during a six month period commencing on the date of Executive’s resignation due to a Relocation Good Reason or the delivery of the Alternate Separation Notice (such period, an “Alternate Severance Period”), as applicable, and in each case in accordance with Employer’s regular salary payment dates as in effect on the date of such Alternate Separation. If Executive is eligible to and does elect continuation coverage under Employer’s health benefit plan pursuant to the provisions of Section 4980B of the Code, then Employer shall reimburse to Executive the premiums paid for such coverage by Executive during the portion of the Severance Period or Alternate Severance Period, as applicable, of which Executive is eligible for and elects such continuation coverage under Employer’s health benefit plan, provided that such reimbursements shall not be made in the event an excise tax under Section 4980D of the Code would be imposed on Employer as a result. Notwithstanding anything in this Agreement to the contrary, if Executive’s employment is terminated without Cause pursuant to clause (ii) above, the portion of the Executive Incentive Units which would have vested if Executive had remained employed with the Company through the immediately succeeding anniversary date of the Base Acquisition following the date of Separation shall be deemed vested. Notwithstanding anything herein to the contrary, (A) Executive shall not be entitled to receive any payments or other benefits pursuant to this Section 5(c) unless Executive has executed and delivered to Employer a general release in form and substance satisfactory to Employer (and such release is in full force and effect and has not been revoked), which release shall be delivered by Executive within fifteen (15) calendar days after his Separation and (B) Executive shall be entitled to receive such payments only so long as Executive has not breached any of the provisions of such general release or Section 6 or Section 7. The amounts payable pursuant to this Section 5(c) shall be reduced by the amount of any compensation earned or received by Executive during the Severance Period or Alternate Severance Period, as applicable, in connection with the performance of any services by Executive; provided, that, for the purposes of the foregoing clause, any amount earned or received by Executive in the form of directors’ fees or as compensation for consulting services provided by Executive shall not reduce the amounts payable pursuant to this Section 5(c), in each case only if (1) except as otherwise provided in Section 9, such fees or compensation are not in any way related to Executive engaging in any Competitive Activities and do not come from an entity engaged in Competitive Activities and (2) Executive is not engaged in being a director or providing consulting services on a full-time basis. Upon request from time to time, Executive shall furnish Employer with a true and complete certificate specifying any such compensation earned or received by him while receiving any Severance Payments. Executive shall not be entitled to any further payments from the Company, Employer or their Affiliates, nor shall they have any further liability to Executive, except as expressly set forth in this Section 5.

(d)    No-Fault Dissolution Event. In the event of a No-Fault Dissolution Event, Section 7 of this Agreement (other than this Section 7(d) and other than with respect to any Severance Payments which have already become due and payable), shall automatically terminate without any further action of the parties hereto and, except as set forth in this Section 7(d), no party hereto shall have any further obligation to any other party hereto under or pursuant to this Section 7. In furtherance of the foregoing, notwithstanding anything to the contrary in this Agreement, (i) the Employment Period shall be terminated on the date of a No-Fault Dissolution Event and neither the Company nor Employer shall have any obligation to make any Severance Payments, provide any employee benefits or continue any employee benefit plan(s) (except to the extent required by applicable law), and (ii) the provisions of Section 7 shall terminate and have no further force or effect. In connection with a No-Fault Dissolution Event, upon the request of the Board, Executive shall Transfer, and shall cause his Permitted Transferees to Transfer, the Executive Securities then held by Executive or his Permitted Transferees to the Company or, upon the written request of the holders of the Required Interest, the Investors for Fair Market Value. Notwithstanding anything herein to the contrary, the terms and conditions of Sections 1 through 4 and 6, 8, 9 and 12, and the rights and obligations of the parties set forth therein, shall survive any No-Fault Dissolution Event.

(e)    Code Section 409A. The intent of the parties is that payments and benefits under this Agreement comply with or otherwise be exempt from Internal Revenue Code Section 409A and the regulations and guidance promulgated thereunder (collectively “Code Section 409A”) and, accordingly, to the maximum extent permitted, this Agreement shall be interpreted to be either exempt from or in compliance therewith. In no event whatsoever shall the Company or Employer be liable for any additional tax, interest or penalty that may be imposed on Executive by Code Section 409A or damages for failing to comply with Code Section 409A. Notwithstanding any other payment schedule provided herein to the contrary, if Executive is deemed on the date of termination to be a “specified employee” within the meaning of that term under Code Section 409A(a)(2)(B), then any payment under Section 5 that is considered deferred compensation under Code Section 409A payable on account of a “separation from service” shall not be made until the date which is the earlier of (A) the expiration of the six (6)-month period measured from the date of such “separation from service” of Executive, and (B) the date of Executive’s death (the “Delay Period”) to the extent required under Code Section 409A. Upon the expiration of the Delay Period, all payments delayed pursuant to this Section 5(e) shall be paid to Executive in a lump sum, and all remaining payments due under this Agreement shall be paid or provided in accordance with the normal payment dates specified for them herein. A termination of employment shall not be deemed to have occurred for purposes of any provision of this Agreement providing for the payment of any amounts or benefits upon or following a termination of employment unless such termination is also a “separation from service” from the Company and Employer within the meaning of Code Section 409A and, for purposes of any such provision of this Agreement, references to a “termination,” “termination of employment” or like terms shall mean “separation from service.” For purposes of Code Section 409A, Executive’s right to receive any installment payment pursuant to this Agreement shall be treated as a right to receive a series of separate and distinct payments. Notwithstanding any other provision to the contrary, in no event shall any payment under this Agreement that constitutes “deferred compensation” for purposes of Code Section 409A be subject to offset by any other amount unless otherwise permitted by Code Section 409A.

8.     Confidential Information.

(a)    Obligation to Maintain Confidentiality. Executive acknowledges that the information, observations and data (including trade secrets) obtained by Executive during the course of Executive’s employment with Employer concerning the business or affairs of the Company, Employer and their respective Subsidiaries and Affiliates (“Confidential Information”) are the property of the Company, Employer or such Subsidiaries and Affiliates, including information concerning acquisition opportunities in or reasonably related to the Company’s and Employer’s business or industry of which Executive becomes aware during the Employment Period. Therefore, Executive agrees that he will not disclose to any unauthorized

Person or use for his or its own account any Confidential Information without the Board’s written consent, unless and to the extent that the Confidential Information, (i) becomes generally known to and available for use by the public other than as a result of Executive’s acts or omissions to act or (ii) is required to be disclosed pursuant to any applicable law or court order. Executive shall deliver to Employer at a Separation, or at any other time Employer may request, all memoranda, notes, plans, records, reports, computer tapes, printouts and software and other documents and data (and copies thereof) relating to the Confidential Information, Work Product (as defined below) or the business of the Company, Employer and their respective Subsidiaries and Affiliates (including all acquisition prospects, lists and contact information) which he or it may then possess or have under his control.

(b)    Ownership of Property. Executive acknowledges that all discoveries, concepts, ideas, inventions, innovations, improvements, developments, methods, processes, programs, designs, analyses, drawings, reports, patent applications, copyrightable work and mask work (whether or not including any confidential information) and all registrations or applications related thereto, all other proprietary information and all similar or related information (whether or not patentable) that relate to the Company, Employer or any of their respective Subsidiaries or Affiliates engaging in the Company Business or an anticipated business in which the Company, Employer or any of their respective Subsidiaries or Affiliates have a Bona Fide Interest, research and development, or existing or future products or services and that are conceived, developed, contributed to, made, or reduced to practice by Executive (either solely or jointly with others) while employed by the Company, Employer or any of their respective Subsidiaries or Affiliates or during the period between the date of the Prior Agreement and the Closing (including any of the foregoing that constitutes any proprietary information or records) (“Work Product”) belong to the Company, Employer or such Subsidiary or Affiliate, and Executive hereby assigns, and agrees to assign, all of the above Work Product to the Company, Employer or to such Subsidiary or Affiliate. Any copyrightable work prepared in whole or in part by Executive in the course of his work for any of the foregoing entities shall be deemed a “work made for hire” under the copyright laws, and the Company, Employer or such Subsidiary or Affiliate shall own all rights therein. To the extent that any such copyrightable work is not a “work made for hire,” Executive hereby assigns and agrees to assign to the Company, Employer or such Subsidiary or Affiliate all right, title, and interest, including without limitation, copyright in and to such copyrightable work. Executive shall promptly disclose such Work Product and copyrightable work to the Board and perform all actions reasonably requested by the Board (whether during or after the Employment Period), to establish and confirm the Company’s, Employer’s or such Subsidiary’s or Affiliate’s ownership (including assignments, consents, powers of attorney, and other instruments); provided, that the Company shall reimburse Executive for his reasonable and documented out-of-pocket expenses.

(c)    Third Party Information. Executive understands that the Company, Employer and their respective Subsidiaries and Affiliates will receive from third parties confidential or proprietary information (“Third Party Information”) subject to a duty on the Company’s, Employer’s and their respective Subsidiaries and Affiliates’ part to maintain the confidentiality of such information and to use it only for certain limited purposes. During the Employment Period and thereafter, and without in any way limiting the provisions of Section 8(a) above, Executive will hold Third Party Information in the strictest confidence and will not disclose to anyone (other than personnel and consultants of the Company, Employer or their respective Subsidiaries and Affiliates who need to know such information in connection with their work for the Company, Employer or their respective Subsidiaries and Affiliates) or use, except in connection with Executive’s work for the Company, Employer or their respective Subsidiaries and Affiliates, Third Party Information unless expressly authorized by a member of the Board (other than Executive) in writing.

(d)    Use of Information of Prior Employers. During the Employment Period, Executive will not improperly use or disclose any confidential information or trade secrets, if any, of any former employers or any other Person to whom Executive has an obligation of confidentiality, and will not bring onto the premises of the Company, Employer or any of their respective Subsidiaries or Affiliates any unpublished documents or any property belonging to any former employer or any other Person to whom Executive has an obligation of confidentiality unless consented to in writing by the former employer or Person. Executive will use in the performance of his duties only information which is (i) generally known and used by persons with training and experience comparable to Executive’s and which is (x) common knowledge in the industry or (y) is otherwise legally in the public domain, (ii) is otherwise provided or developed by the Company, Employer or any of their respective Subsidiaries or Affiliates or (iii) in the case of materials, property or information belonging to any former employer or other Person to whom Executive has an obligation of confidentiality, approved for such use in writing by such former employer or Person. In furtherance of the foregoing, concurrently with the execution of this Agreement, Executive shall execute and deliver to Employer a certificate in the form of Exhibit E attached hereto.

9.     Noncompetition and Nonsolicitation. Executive acknowledges that in the course of his employment with Employer he will become familiar with the Company’s, Employer’s and their respective Subsidiaries’ trade secrets and with other confidential information concerning the Company, Employer and such Subsidiaries and that his services will be of special, unique and extraordinary value to the Company, Employer and such Subsidiaries. Therefore, Executive agrees that:

(a)    Noncompetition. During the Employment Period and the one-year period immediately following the Employment Period (such period, together with the Employment Period, is referred to herein as the “Restricted Period”), Executive shall not engage in any Competitive Activities. For purposes of this Agreement, “Competitive Activities” means Executive engaging, or Executive causing or directing any Person to engage, directly or indirectly, as a principal, agent, shareholder, investor, employer, partner, director, officer, employee, consultant, member, joint venturer, manager, lender, consultant, operator, or in any capacity whatsoever (other than as a customer) (including, without limitation, in any division, group or franchise of a larger organization), in the Company Business or any other business for which the Company, Employer or any of their respective Subsidiaries has a Bona Fide Interest, within the United States or any other jurisdiction in which the Company, Employer or any of their respective Subsidiaries engages in the Company Business or for which the Company, Employer or any of their respective Subsidiaries has a Bona Fide Interest (whether such business is located in the United States or such other jurisdiction or markets to customers located within the United States or such other jurisdiction); provided, that notwithstanding anything in this Agreement to the contrary, (x) Competitive Activities shall not include (i) Executive being a passive owner of not more than 2% of the outstanding stock of any class of a corporation that is publicly traded, so long as Executive has no active participation in the Company Business of such corporation or (ii) Executive being employed by an entity which is a Rejected Company and (y) solely in the limited circumstance of Executive’s termination by the Board without Cause prior to the consummation of the Base Acquisition, the Board may, in its sole and complete discretion, consent to the release of Executive from any or all the restrictions set forth in this Section 9(a) and Section 9(b), with such consent being subject to any terms, conditions, covenants, representations, warranties or agreements as the Board may in its sole discretion require. As used herein, a “Bona Fide Interest” means a bona fide interest or expectancy relating to the acquisition of such business by the Company, Employer or any of their respective Subsidiaries, as evidenced by appropriate written documentation (for example, a term sheet or letter of intent or emails or other written records that evidence that the parties have an interest or expectancy and have had discussions relating to such acquisition) or discussions indicating an intent to pursue such acquisition transaction (except that, with respect to the portion of the Restricted Period following the Employment Period, the bona fide interest or expectancy is measured as of the time immediately preceding the Separation).

(b)    Nonsolicitation. During the Restricted Period, Executive shall not directly or indirectly through another entity (i) induce or attempt to induce any employee of the Company, Employer or any of their respective Subsidiaries to leave the employ of the Company, Employer or such Subsidiary, or in any way interfere with the relationship between the Company, Employer or any of their respective Subsidiaries and any employee thereof, (ii) hire any employee of the Company, Employer or any of their respective Subsidiaries or, hire any former employee of the Company, Employer or any of their respective Subsidiaries within one year after such person ceased to be an employee of the Company, Employer or any of their respective Subsidiaries or (iii) induce or attempt to induce any customer, supplier, licensee or other business relation of the Company, Employer or any of their respective Subsidiaries to cease doing business with the Company, Employer or such Subsidiary or in any way interfere with the relationship between any such customer, supplier, licensee or business relation and the Company, Employer or any such Subsidiary to the extent such inducement, interference or solicitation relates to Executive conducting or engaging in Competitive Activities or provided, that the foregoing shall not restrict Executive from (A) engaging in general solicitation efforts not specifically targeted at any such employee, or (B) hiring any employee of the Company, Employer or such Subsidiary who responds to any such regular solicitation effort without any other inducement to leave the employ of the Company, Employer or any of their respective Subsidiaries.

(c)    Enforcement. If, at the time of enforcement of Section 8 or this Section 9, a court holds that the restrictions stated herein are unreasonable under circumstances then existing, the parties hereto agree that the maximum duration, scope or geographical area reasonable under such circumstances shall be substituted for the stated period, scope or area and that the court shall be allowed to revise the restrictions contained herein to cover the maximum duration, scope and area permitted by law. Because Executive’s services are unique and because Executive has access to confidential information, the parties hereto agree that money damages would be an inadequate remedy for any breach of this Agreement. Therefore, in the event a breach or threatened breach of this Agreement, the Company, Employer, their respective Subsidiaries and/or their respective successors or assigns may, in addition to other rights and remedies existing in their favor, subject to Section 12(h), apply to any court of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce, or prevent any violations of, the provisions hereof (without posting a bond or other security). In the event that Executive breaches any provision of this Section 9, then the Restricted Period shall be extended for a period of time equal to the period of time during which such breach occurred and, in the event that the Company, Employer or any of their Subsidiaries is required to seek relief from such breach in any court, then the Restricted Period shall be extended for a period of time equal to the pendency of such proceedings, including all appeals.

(d)    Additional Acknowledgments. Executive acknowledges that the provisions of this Section 9 are in consideration of: (i) Executive’s employment with Employer, (ii) the issuance of the Executive Securities and (iii) additional good and valuable consideration as set forth in this Agreement. In addition, Executive agrees and acknowledges that the restrictions contained in Section 8 and this Section 9 do not preclude Executive from earning a livelihood, nor do they unreasonably impose limitations on Executive’s ability to earn a living. In addition, Executive acknowledges (x) that the business of the Company, Employer and their respective Subsidiaries will be conducted throughout the United States and other jurisdictions where the Company, Employer or any of their respective Subsidiaries conduct business during the Employment Period, (y) notwithstanding the state of organization or principal office of the Company, Employer or any of their respective Subsidiaries, or any of their respective executives or employees (including Executive), it is expected that the Company, Employer and their respective Subsidiaries will have business activities and have valuable business relationships within its industry throughout the United States and other jurisdictions where the Company, Employer or any of their respective Subsidiaries conduct business during the Employment Period, and (z) as part of his responsibilities, Executive will be traveling throughout the United States and other jurisdictions where the Company, Employer or any of their respective Subsidiaries conduct business during the Employment Period in furtherance of Employer’s business and its relationships. Executive agrees and acknowledges that the potential harm to the Company, Employer and their respective Subsidiaries of the non-enforcement of any provision of Section 8 or this Section 9 outweighs any potential harm to Executive of its enforcement by injunction or otherwise. The covenants contained in each of Sections 8(a), 8(b), 8(c), 8(d), 9(a) and 9(b) may be enforced independently and without any one or more of such sections limiting the provisions of any one or more of the other of such sections. Executive acknowledges that he has carefully read this Agreement and consulted with legal counsel of his choosing regarding its contents, has given careful consideration to the restraints imposed upon Executive by this Agreement and is in full accord as to their necessity for the reasonable and proper protection of confidential and proprietary information of the Company, Employer and their respective Subsidiaries now existing or to be developed in the future.Executive expressly acknowledges and agrees that each and every restraint imposed by this Agreement is reasonable with respect to subject matter, time period and geographical area.

GENERAL PROVISIONS

10.    Definitions.

“Cause” means (a) the commission of a felony, (b) willful conduct tending to bring the Company, Employer or any of their respective Subsidiaries into substantial public disgrace or disrepute, (c) substantial and repeated failure to perform duties of the office held by

Executive as reasonably directed by the Board, (d) gross negligence or willful misconduct with respect to the Company, Employer or any of their respective Subsidiaries, including any other act or omission involving significant and willful dishonesty or fraud with respect to the Company, Employer or any of their respective Subsidiaries or any of their respective customers or suppliers, or (e) any material breach of Sections 1(e)(iii), 8 or 7 or Section 7(a)(ii) (but only with respect the requirement of such Section 7(a)(ii) that Executive devote his full business time and attention to the business and affairs of the Company, Employer and their Subsidiaries). In each case above the burden of proving such action or omission is a “Cause” event shall be with Employer. In addition, Employer agrees it will permit Executive an opportunity to be heard by the Board before such dismissal.

“Common Stock” means, collectively, (a) following the organization of a corporation and reorganization or recapitalization of the Company into such corporation as provided in Section 12.1 of the LLC Agreement, the common equity securities of such corporation and any other class or series of authorized capital stock of such corporation that is not limited to a fixed sum or percentage of par or stated value in respect of the rights of the holders thereof to participate in dividends or in the distribution of assets upon any liquidation, dissolution or winding up of such corporation, and (b) any common stock of a Subsidiary of either the Company or such corporation distributed by the Company or such corporation to its unitholders or shareholders, as applicable.

“Company Business” means the business(es) of providing those services or selling those products which the Company, Employer or any of their respective Subsidiaries actually provide or sell.

“Disability” means the disability of Executive caused by any physical or mental injury, illness or incapacity as a result of which Executive is, or is reasonably expected to be, unable to effectively perform the essential functions of Executive’s duties for a substantially continuous period of more than 120 days or for any 180 days (whether or not continuous) within a 365 day period, as determined by the Board in good faith.

“Executive Cumulative Sale Percentage” means, on any date of determination, a percentage equal to the quotient of (a) the aggregate number of shares of Common Stock sold by Executive and/or his Permitted Transferees in Public Sales from and including the consummation of the Company’s initial Public Offering and to and including such date, divided by (b) the aggregate number of shares of Common Stock held by Executive and his Permitted Transferees upon the consummation of the Company’s initial Public Offering.

“Executive Securities” means all Common Units (including all Executive Capital Units and Executive Incentive Units) at any time acquired by Executive. Executive Securities will continue to be Executive Securities in the hands of any holder other than Executive (except for the Company and the Investors and except for transferees in a Public Sale), and except as otherwise provided herein, each such other holder of Executive Securities will succeed to all rights and obligations attributable to Executive as a holder of Executive Securities hereunder. Executive Securities will also include equity of the Company (or a corporate successor to the Company or a Subsidiary of the Company) issued with respect to Executive Securities (a) by way of a Unit split, Unit distribution, conversion, or other recapitalization, (b) by way of reorganization or recapitalization of the Company in connection with the incorporation of a corporate successor prior to a Public Offering or (c) by way of a distribution of securities of a Subsidiary of the Company to the members of the Company following or with respect to a Subsidiary Public Offering. Notwithstanding the foregoing, all Unvested Incentive Units shall remain Unvested Incentive Units after any Transfer thereof (other than to the Company or any of the Investors).

“Fair Market Value” of each Unit of Executive Securities means the fair value of such Executive Securities as determined in good faith by the Board applying the provisions of Sections 11.2(a)(ii) and 11.2(b) of the LLC Agreement. If Executive reasonably disagrees with such determination, Executive shall deliver to the Board a written notice of objection within ten days after delivery of the Repurchase Notice (or if no Repurchase Notice is delivered, then within ten days after delivery of the Supplemental Repurchase Notice). Upon receipt of Executive’s written notice of objection, the Board and Executive will negotiate in good faith to agree on such Fair Market Value. If such agreement is not reached within 30 days after the delivery of the Repurchase Notice (or if no Repurchase Notice is delivered, then within 30 days after the delivery of the Supplemental Repurchase Notice), Fair Market Value shall be determined by an appraiser applying the provisions of Sections 11.2(a)(ii) and 11.2(b) of the LLC Agreement. The appraiser will be jointly selected by the Board and Executive and will submit to the Board and Executive a report within 30 days of its engagement setting forth such determination. If the parties are unable to agree on an appraiser within 45 days after delivery of the Repurchase Notice or the Supplemental Repurchase Notice, within seven days, each party hereto shall submit the names of four nationally recognized firms that are engaged in the business of valuing non-public securities, and each party hereto shall be entitled to strike two names from the other party’s list of firms, and the appraiser shall be selected by lot from the remaining four appraisal firms. If Executive does not comply with his obligations in this paragraph regarding the selection and appointment of the appraiser, Executive shall be deemed to have agreed to the Board’s determination of Fair Market Value notwithstanding his disagreement therewith. The expenses of such appraiser shall be borne by Executive unless the appraiser’s valuation is more than 10% greater than the amount determined by the Board, in which case the expenses of the appraiser shall be borne by the Company. The determination of such appraiser as to Fair Market Value shall be final and binding upon all parties for purposes of this Agreement.

“Good Reason” means (a) any action by the Company or Employer which results in a material reduction in Executive’s title, status, authority or responsibility as President and Executive Vice-President - Corporate Development of Employer, (b) a reduction in Executive’s Annual Base Salary, in each case without the prior written consent of Executive or (c) the relocation of Executive’s principal office to a location which is more than fifty (50) miles outside of the Boston, Massachusetts metropolitan area (clause (c) of this Good Reason definition is referred to herein as a “Relocation Good Reason”); provided, that in order to constitute a termination with Good Reason, Executive must resign within 30 days of an event which constitutes Good Reason.

“Indemnification Agreement” means the Indemnification Agreement, dated as of March 18, 2014 by and between the Company and Executive.

“Investor Cumulative Sale Percentage” means, on any date of determination, a percentage equal to the quotient of (a) the aggregate number of shares of Common Stock sold by the Investors in Public Sales from and including the consummation of the Company’s initial Public Offering and to and including such date, divided by (b) the aggregate number of shares of Common Stock held by the Investors upon the consummation of the Company’s initial Public Offering.

“Investor Investment Amount” means, as of any measurement date, the total amount of cash, cash equivalents, promissory obligations, or the fair market value of any other property (as determined by the Board) invested or contributed by the Investors with respect to Company Equity Securities.

“Investor IRR” means the annual discount rate which, when used to calculate the net present value of the sum of (i) the aggregate amount of all Investor Proceeds and (ii) the Investor Investment Amount causes such net present value to equal zero. For purposes of the net present value calculation, (A) Investor Proceeds shall be positive numbers and (B) the Investor Investment Amount shall be a negative number. In determining the Investor IRR, cash payments, other cash Distributions and the Fair Market Value of all other property included within the Investor Proceeds will be measured from the day on which the Investors actually receive such payments, Distributions or other property, and Investor Investment Amount will be measured from the day on which the payments, investments and contributions included therein are actually received by the Company or other recipient thereof.

“Investor Proceeds” means, as of any measurement date, the total amount of cash received by the Investors with respect to Company Equity Securities pursuant to Section 4.1 of the LLC Agreement (other than Tax Distributions); provided, that in the event the Investors receive property other than cash as a distribution from the Company pursuant to Section 4.1, such property shall become Investor Proceeds on the date that it is sold, exchanged, transferred or otherwise converted into cash.

“LLC Agreement” means the Limited Liability Company Agreement of the Company, as amended or modified from time to time in accordance with its terms.

“New Securities” shall have the meaning set forth in the Securityholders Agreement.

“No-Fault Dissolution Event” means a dissolution of the Company pursuant to Section 10.1(c) of the LLC Agreement.

“Original Cost” means, with respect to each Executive Capital Unit purchased hereunder, $0.05937259 (as proportionately adjusted for all Subsequent Contributions made by Executive with respect to such Executive Capital Units, subsequent unit splits, unit distributions and other recapitalizations).

“Rejected Company” means, as determined in the sole discretion of the Board, an entity which, (i) is not engaged in the Company Business, (ii) has been formally presented and recommended in writing by Executive to the Board as a potential acquisition target for the Company or its Subsidiaries and (iii) has been explicitly rejected as a potential acquisition target or business opportunity and a “Rejected Company” in writing by the Board.

“Securityholders Agreement” means the Securityholders Agreement, dated as of March 18, 2014, by and among the Company, Executive and the other parties signatories thereto as amended or modified from time to time in accordance with its terms.

“Separation” means Executive ceasing to be employed by any of the Company, Employer and their respective Subsidiaries for any reason.

“Target Multiple” means a number equal to the result of (i) all Investor Proceeds divided by (ii) the Investor Investment Amount.

11.    Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when (a) delivered personally to the recipient, (b) sent to the recipient by reputable express courier service (charges prepaid), (c) mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid, or (d) telecopied to the recipient (with hard copy sent to the recipient by reputable overnight courier service (charges prepaid) that same day) if telecopied before 5:00 p.m. Chicago, Illinois time on a business day, and otherwise on the next business day. Such notices, demands and other communications shall be sent to the parties at the addresses indicated below:

If to Company or Employer:

Maravai Life Sciences Holdings, LLC c/o GTCR Management LLC 300 North LaSalle Street, Suite 5600 Chicago, Illinois 60654 Facsimile: (312) 382-2201 Attention: Chief Executive Officer
with copies to: GTCR Management LLC 300 North LaSalle Street Chicago, Illinois 60654 Facsimile: (312) 382-2201 Attention: Constantine S. Mihas

SeanL. Cunningham BenjaminJ. Daverman
Kirkland & Ellis LLP 300 North LaSalle Street Chicago, Illinois 60654 Facsimile: (312) 862-2200 Attention: Sanford E. Perl, P.C.

MichaelH. Weed, P.C.

If to Executive:

Eric Tardif Facsimile: E-mail: If to the Investors: GTCR Management LLC 300 North LaSalle Street Chicago, Illinois 60654 Facsimile: (312) 382-2201 Attention: Constantine S. Mihas

SeanL. Cunningham BenjaminJ. Daverman

Kirkland & Ellis LLP 300 North LaSalle Street Chicago, Illinois 60654 Facsimile: (312) 862-2200 Attention: Sanford E. Perl, P.C.

MichaelH. Weed, P.C.

or such other address or to the attention of such other Person as the recipient party shall have specified by prior written notice to the sending party.

12.    General Provisions.

(a)    Transfers in Violation of Agreement. Any Transfer or attempted Transfer of any Executive Securities in violation of any provision of this Agreement shall be void, and the Company shall not record such Transfer on its books or treat any purported Transferee of such Executive Securities as the owner of such equity for any purpose.

(b)    Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

(c)    Entire Agreement. This Agreement, those documents expressly referred to herein and other documents of even date herewith embody the complete agreement and understanding among the parties hereto and supersede and preempt any prior understandings, agreements or representations by or among the parties hereto, written or oral, which may have related to the subject matter hereof in any way, including (i) the draft Summary of Terms, dated March 1, 2013 and (ii) the Prior Agreement.

(d)    Descriptive Headings; Interpretation; No Strict Construction. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. Whenever required by the context, any pronoun used in this Agreement shall include the corresponding masculine, feminine, or neuter forms, and the singular form of nouns, pronouns, and verbs shall include the plural and vice versa. The use of the word “including” in this Agreement shall be by way of example rather than by limitation. Reference to any agreement, document, or instrument means such agreement, document, or instrument as amended or otherwise modified from time to time in accordance with the terms thereof, and, if applicable, hereof. The use of the words “or,” “either,” and “any” shall not be exclusive. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

(e)    Counterparts. This Agreement may be executed in multiple counterparts with the same effect as if all signing parties had signed the same document. All counterparts shall be construed together and constitute the same instrument.

(f)    Successors and Assigns. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by Executive, the Company, Employer, the Investors and their respective successors and assigns (including subsequent holders of Executive Securities); provided, that the rights and obligations of Executive under this Agreement shall not be assigned or delegated except for the assignment and delegation of Executive’s rights and obligations hereunder as a holder of Executive Securities in connection with a permitted Transfer of Executive Securities hereunder and under the other Transaction Documents.

(g)    Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

(h)    Dispute Resolution. Any controversy, dispute or claim arising out of or relating to this Agreement or the Indemnification Agreement (a “Covered Claim”) shall be resolved by binding arbitration to be held in Wilmington, Delaware, and shall be administered by JAMS in accordance with the Employment Arbitration Rules & Procedures of JAMS then in effect and subject to JAMS Policy on Employment Arbitration Minimum Standards. Each party shall pay their own costs and expenses (including, without limitation, attorneys’ fees and other charges of counsel) incurred in resolving any such Covered Claim; provided, that in the event litigation is required to compel arbitration or to enforce an arbitration award or judgment pursuant to this Agreement, the non-prevailing party in such litigation shall reimburse the costs and expenses (including attorney’s fees and other charges of counsel) of the prevailing party. Judgment upon the award rendered by the arbitrator(s) may be entered into any court having jurisdiction thereof. The parties hereto agree that any action to compel arbitration pursuant to this Agreement shall be brought in the appropriate Delaware state court, and in connection with such action to compel, the laws of Delaware shall control.

(i)    Executive’s Cooperation. During the Employment Period and thereafter, Executive shall cooperate with the Company, Employer and their respective Subsidiaries and Affiliates in any disputes with third parties, internal investigation or administrative, regulatory or judicial proceeding as reasonably requested by the Company (including Executive being available to the Company upon reasonable notice for interviews and factual investigations, appearing at the Company’s request to give testimony without requiring service of a subpoena or other legal process, volunteering to the Company all pertinent information and turning over to the Company all relevant documents which are or may come into Executive’s possession, all at times and on schedules that are reasonably consistent with Executive’s other permitted activities and commitments). In the event the Company requires Executive’s cooperation in accordance with this paragraph after the Employment Period, the Company shall reimburse Executive for Executive’s reasonable time at a rate of $100 per hour and reasonable travel expenses (including lodging and meals, upon submission of receipts).

(j)    Remedies. Each of the parties to this Agreement shall have all rights and remedies set forth in this Agreement and all rights and remedies which such Person has been granted at any time under any other agreement or contract and all of the rights which such Person has under any law. Each of the parties to this Agreement will be entitled to enforce its rights under this Agreement specifically, to recover damages and costs caused by any breach of any provision of this Agreement and to exercise all other rights existing in its favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion, but subject to Section 12(h), apply to any court of law or equity of competent jurisdiction (without posting any bond or deposit) for specific performance and/or other injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement.

(k)    Amendment and Waiver. The provisions of this Agreement may be amended and waived only with the prior written consent of the Company, Employer, Executive and the Majority Holders (as defined in the Unit Purchase Agreement). No failure by any party to insist upon the strict performance of any covenant, duty, agreement, or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute a waiver of any such breach or any other covenant, duty, agreement, or condition. The waiver by any party of a breach of any covenant, duty, agreement, or condition of this Agreement of any other party shall not operate or be construed as a waiver of any subsequent breach of that provision or any other provision hereof.

(l)    Insurance. The Company or Employer, at its discretion, may apply for and procure in its own name and for its own benefit life and/or disability insurance on Executive in any amount or amounts considered available. Executive agrees to cooperate in any medical or other examination, supply any information, and to execute and deliver any applications or other instruments in writing as may be reasonably necessary to obtain and constitute such insurance.

(m)    Business Days. If any time period for giving notice or taking action hereunder expires on a day which is a Saturday, Sunday or holiday in the state in which the Company’s chief executive office is located, the time period shall be automatically extended to the business day immediately following such Saturday, Sunday or holiday.

(n)    Indemnification and Reimbursement of Payments on Behalf of Executive. The Company, Employer and their respective Subsidiaries shall be entitled to deduct or withhold from any amounts owing from the Company, Employer or any of their respective Subsidiaries to Executive (including withholding shares or other equity securities in the case of issuances of equity by the Company, Employer or any of their respective Subsidiaries) any federal, state, local or foreign withholding taxes, excise taxes, or employment taxes (“Taxes”) imposed with respect to Executive’s compensation or other payments from the Company, Employer or any of their respective Subsidiaries or Executive’s ownership interest in the Company, including wages, bonuses, distributions, the receipt or exercise of equity options and/or the receipt or vesting of restricted equity. In the event any such deductions or withholdings are not made, Executive shall indemnify the Company, Employer and each of their respective Subsidiaries for any amounts paid with respect to any such Taxes, together with any interest, penalties and related expenses thereto; provided, that, Executive shall not be obligated to indemnify the Company pursuant to this Section 12(n) for such interest, penalties or related expenses which are directly caused by the failure of the Company to take necessary action with respect to such deductions and withholdings as it is required by law to take.

(o)    Termination. Subject to Section 7(d), this Agreement (except for the provisions of Sections 5(a) and 5(b)) shall survive a Separation and shall remain in full force and effect after such Separation.

(p)    Adjustments of Numbers. All numbers set forth herein that refer to Unit prices or amounts will be appropriately adjusted to reflect Unit splits, Unit distributions, combinations of Units and other recapitalizations affecting the subject class of equity.

(q)    Deemed Transfer of Executive Securities. If the Company (and/or the Investors and/or any other Person acquiring securities) shall make available, at the time and place and in the amount and form provided in this Agreement, the consideration for the Executive Securities to be repurchased, in each case, in accordance with the provisions of this Agreement, then from and after such time, the Person from whom such Units are to be repurchased shall no longer have any rights as a holder of such Units (other than the right to receive payment of such consideration in accordance with this Agreement), and such Units shall be deemed purchased in accordance with the applicable provisions hereof and the Company (and/or the Investors and/or any other Person acquiring securities) shall be deemed the owner and holder of such Units, whether or not the certificates therefor have been delivered as required by this Agreement.

(r)    No Pledge or Security Interest. The purpose of the Company’s retention of Executive’s certificates and executed security powers is solely to facilitate the provisions set forth in Section 3 herein and Section 8.2 of the LLC Agreement and does not by itself constitute a pledge by Executive of, or the granting of a security interest in, the underlying equity.

(s)    Rights Granted to the Investors and their Affiliates. Any rights granted to any of the Investors or any of their respective Affiliates hereunder may also be exercised (in whole or in part) by their designees.

(t)    Subsidiary Public Offering. If, after consummation of a Subsidiary Public Offering, the Company distributes securities of such Subsidiary to members of the Company,

then such securities will be treated in the same manner as (but excluding any “preferred” features of the Units with respect to which they were distributed) the Units with respect to which they were distributed for purposes of Sections 1, 2, 3, and 4.

(u)    Electronic Delivery. This Agreement, the agreements referred to herein, and each other agreement or instrument entered into in connection herewith or therewith or contemplated hereby or thereby, and any amendments hereto or thereto, to the extent signed and delivered by means of a photographic, facsimile, portable document format (.pdf), or similar reproduction of such signed writing using a facsimile machine or electronic mail shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall re-execute original forms thereof and deliver them to all other parties hereto. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine or electronic mail to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or electronic mail as a defense to the formation or enforceability of a contract and each such party forever waives any such defense.

(v)    No Third-Party Beneficiaries. Except as expressly provided herein, no term or provision of this Agreement is intended to be, or shall be, for the benefit of any Person not a party hereto, and no such other Person shall have any right or cause of action hereunder.

(w)    Directors’ and Officers’ Insurance. Each of the Company and Employer agree that it shall obtain and maintain in full force and effect during the term of Executive’s employment hereunder directors’ and officers’ insurance policies in amounts and with coverages customary for entities of the size and with the type of business of the Company and Employer, respectively.

*    *    *    *    *

IN WITNESS WHEREOF, the parties hereto have executed this Senior Management Agreement as of the date first above written.

MARAVAI LIFE SCIENCES HOLDINGS, LLC

By:	/s/ Carl W. Hull
Name: Carl W. Hull
Its: Chief Executive Officer

MARAVAI LIFE SCIENCES, INC.

By:	/s/ Carl W. Hull
Name: Carl W. Hull
Its: Chief Executive Officer

Eric Tardif

THE ERIC TARDIF AND TANYA M. KOVACIK FAMILY TRUST, DATED JUNE 2, 2010

By:
Name:
Its:

Signature Page to Amended & Restated Senior Management Agreement

IN WITNESS WHEREOF, the parties hereto have executed this Senior Management Agreement as of the date first above written.

MARAVAI LIFE SCIENCES HOLDINGS, LLC

By:

Name: Carl W. Hull
Its: Chief Executive Officer
MARAVAI LIFE SCIENCES, INC.

By:

Name: Carl W. Hull
Its: Chief Executive Officer

/s/ Eric Tardif
Eric Tardif

THE ERIC TARDIF AND TANYA M. KOVACIK FAMILY TRUST, DATED JUNE 2, 2010

By:	/s/ Eric Tardif

Name: Eric Tardif
Its: Trustee

Signature Page to Amended & Restated Senior Management Agreement

Each Investor, by signing below, acknowledges and accepts the rights granted to it as a third party beneficiary of this Agreement under Sections 3, 11, and 12 hereof as set forth therein and no Investor shall have any liability or obligation under this Agreement as a result of its signature below:

THE INVESTORS:

GTCR FUND XI/A LP

By:	GTCR Partners XI/A&C LP
Its:	General Partner

By:	GTCR Investment XI LLC
Its:	General Partner

By:	/s/ Constantine S. Mihas
Name:	Constantine S. Mihas
Its:	Manager

GTCR FUND XI/C LP

By:	GTCR Partners XI/A&C LP
Its:	General Partner

By:	GTCR Investment XI LLC
Its:	General Partner

By:	/s/ Constantine S. Mihas
Name:	Constantine S. Mihas
Its:	Manager
GTCR CO-INVEST XI LP
By:	GTCR Investment XI LLC
Its:	General Partner

By:	/s/ Constantine S. Mihas
Name:	Constantine S. Mihas
Its:	Manager